EXHIBIT 99.1

PRESS RELEASE
For Immediate Release

Las Vegas Sands Reports
Fourth Quarter 2022 Results
For the quarter ended December 31, 2022
(Compared to the quarter ended December 31, 2021)

–Travel Restrictions and Reduced Visitation Continue to Impact Financial Results
–The Recovery at Marina Bay Sands Continued to Progress During the Quarter, with Mass Gaming Revenue Reaching an All-Time Property Record
–Ongoing Investments in Both Macao and Singapore Position the Company for Future Growth
–Support for Local Communities Remains Central to Our Efforts

LAS VEGAS, NV, January 25, 2023 - Las Vegas Sands Corp. (NYSE: LVS), the world’s leading developer and operator of convention-based Integrated Resorts, today reported financial results for the quarter ended December 31, 2022.

“While travel restrictions and reduced visitation continued to impact our financial performance during the quarter, we remain confident in a robust recovery in travel and tourism spending across our markets and deeply enthusiastic about the opportunity to welcome more guests back to our properties throughout 2023 and in the years ahead,” said Robert G. Goldstein, chairman and chief executive officer.

“In Singapore, we were pleased to see the robust recovery continue at Marina Bay Sands during the quarter, with the property delivering record levels of performance in both mass gaming and retail revenue. We are excited to have the opportunity to introduce our new suite product to more customers as airlift capacity improves and growth in visitation from China and the wider region is enabled by the relaxing of travel restrictions.”

“In Macao, we were gratified to receive a new gaming concession during the quarter, which will enable us to continue our decades-long commitment to making investments that enhance the business and leisure tourism appeal of Macao and support its development as a world center of business and leisure tourism. We remain deeply confident in the future of Macao and consider Macao an ideal market for additional capital investment.”

“Looking ahead, our industry-leading investments in our team members, our communities and our market-leading Integrated Resort offerings position us exceedingly well to deliver growth as travel restrictions are further relaxed and the recovery comes to fruition. We are fortunate that our financial strength supports our ongoing investment and capital expenditure programs in both Macao and Singapore, as well as our pursuit of growth opportunities in new markets.”

Net revenue was $1.12 billion, an increase of 10.8% from the prior year quarter. Operating loss was $166 million, compared to $138 million in the prior year quarter. Net loss from continuing operations in the fourth quarter of 2022 was $269 million, compared to $315 million in the fourth quarter of 2021.

Consolidated adjusted property EBITDA was $222 million, compared to $251 million in the prior year quarter. Consolidated hold-normalized adjusted property EBITDA was $329 million, compared to $234 million in the prior year quarter.

Full year 2022 operating loss was $792 million, compared to $689 million in 2021. Net income attributable to Las Vegas Sands was $1.83 billion, or $2.40 per diluted share, in 2022 and included a $3.60 billion gain on sale of our Las Vegas real property and operations. This compared to a net loss of $961 million, or $1.26 per diluted share, in 2021.

Sands China Ltd. Consolidated Financial Results
On a GAAP basis, total net revenues for SCL decreased 31.7%, compared to the fourth quarter of 2021, to $439 million. Net loss for SCL was $348 million, compared to $245 million in the fourth quarter of 2021.

On a GAAP basis, full year 2022 total net revenues for SCL decreased 44.2%, compared to the full year 2021, to $1.61 billion. Net loss for SCL was $1.58 billion in 2022, compared to $1.05 billion in 2021.

Other Factors Affecting Earnings
Interest expense, net of amounts capitalized, was $201 million for the fourth quarter of 2022, compared to $152 million in the prior year quarter. Our weighted average borrowing cost in the fourth quarter of 2022 was 5.2%, compared to 4.2% during the fourth quarter of 2021, while our weighted average debt balance increased compared to the prior year quarter due to borrowings of $1.20 billion under the SCL Credit Facility in the last year.

Our income tax benefit for the fourth quarter of 2022 was $18 million, compared to income tax expense of $14 million in the prior year quarter. We had income tax expense of $154 million in 2022 as compared to an income tax benefit of $5 million in the prior year. The income tax expense for 2022 is due to the increased profitability of our Singapore operations and Singapore’s 17% statutory rate.

Balance Sheet Items
Unrestricted cash balances as of December 31, 2022 were $6.31 billion.

The company has access to $2.48 billion available for borrowing under our U.S., SCL and Singapore revolving credit facilities, net of outstanding letters of credit.

As of December 31, 2022, total debt outstanding, excluding finance leases and financed purchases, was $15.95 billion.

Capital Expenditures
Capital expenditures during the fourth quarter totaled $147 million, including construction, development and maintenance activities of $93 million at Marina Bay Sands, $44 million in Macao and $10 million in Corporate and Other.

###

Conference Call Information
The company will host a conference call to discuss the company’s results on Wednesday, January 25, 2023 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.sands.com.

About Sands (NYSE: LVS)
Sands is the world’s preeminent developer and operator of world-class Integrated Resorts.

Our iconic properties drive valuable leisure and business tourism and deliver significant economic benefits, sustained job creation, financial opportunities for local businesses and community investment to help make our host regions ideal places to live, work and visit.

Sands’ portfolio of properties includes Marina Bay Sands in Singapore and The Venetian Macao, The Plaza and Four Seasons Hotel Macao, The Londoner Macao, The Parisian Macao and Sands Macao in Macao SAR, China, through majority ownership in Sands China Ltd.

Sands is dedicated to being a leader in corporate responsibility, anchored by our core tenets of serving people, planet and communities. Our ESG leadership has led to inclusion on the Dow Jones Sustainability Indices for World and North America and recognition as one of Fortune’s World’s Most Admired Companies. To learn more, visit www.sands.com.

Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the discussions of our business strategies and expectations concerning future operations, margins, profitability, liquidity and capital resources. In addition, in certain portions included in this press release, the words “anticipates,” “believes,” “estimates,” “seeks,” “expects,” “plans,” “intends” and similar expressions, as they relate to our company or management, are intended to identify forward-looking statements. Although we believe these forward-looking statements are reasonable, we cannot assure you any forward-looking statements will prove to be correct. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to: the uncertainty of the extent, duration and effects of the COVID-19 pandemic and the response of governments and other third parties, including government-mandated property closures, vaccine mandates, regular testing requirements, other increased operational regulatory requirements or travel restrictions, on our business, results of operations, cash flows, liquidity and development prospects; risks relating to our gaming license in Singapore and new concession in Macao and amendments to Macao's gaming laws; general economic conditions; disruptions or reductions in travel and our operations due to natural or man-made disasters, pandemics, epidemics, or outbreaks of infectious or contagious diseases; our ability to invest in future growth opportunities, execute our capital expenditure programs in Singapore, and produce future returns; new development, construction and ventures; government regulation; the extent to which the laws and regulations of mainland China become applicable to our operations in Macao and Hong Kong; the possibility that economic, political and legal developments in Macao adversely affect our Macao operations, or that there is a change in the manner in which regulatory oversight is conducted in Macao; our subsidiaries’ ability to make distribution payments to us; substantial leverage and debt service; fluctuations in currency exchange rates and interest rates; our ability to collect gaming receivables; win rates for our gaming operations; risk of fraud and cheating; competition; tax law changes; political instability, civil unrest, terrorist acts or war; legalization of gaming; insurance; the collectability of our outstanding loan receivable; limitations on the transfers of cash to and from our subsidiaries; limitations of the pataca exchange markets; restrictions on the export of the renminbi; our ability to continue to have our securities traded in the U.S. securities market; and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such statements and information.

Contacts:

Investment Community:
Daniel Briggs
daniel.briggs@sands.com

Media:
Ron Reese
ron.reese@sands.com

Las Vegas Sands Corp.
Fourth Quarter 2022 Results
Non-GAAP Measures

Within the company’s fourth quarter and full year 2022 press release, the company makes reference to certain non-GAAP financial measures that supplement the company’s consolidated financial information prepared in accordance with GAAP including “adjusted net income (loss),” “adjusted earnings (loss) per diluted share,” and “consolidated adjusted property EBITDA,” which have directly comparable GAAP financial measures along with “adjusted property EBITDA margin,” “hold-normalized adjusted property EBITDA,” “hold-normalized adjusted property EBITDA margin,” “hold-normalized adjusted net income (loss),” and “hold-normalized adjusted earnings (loss) per diluted share.” The company believes these measures represent important internal measures of financial performance. Set forth in the financial schedules accompanying this release and presentations included on the company’s website are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measure disclosure by the company has limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. The definitions of our non-GAAP financial measures and the specific reasons why the company’s management believes the presentation of the non-GAAP financial measures provides useful information to investors regarding the company’s financial condition, results of operations and cash flows are presented below.

The following non-GAAP financial measures are used by management, as well as industry analysts, to evaluate the company’s operations and operating performance. These non-GAAP financial measures are presented so investors have the same financial data management uses in evaluating financial performance with the belief it will assist the investment community in properly assessing the underlying financial performance of the company on a year-over-year and a quarter sequential basis.

Adjusted net income (loss), which is a non-GAAP financial measure, is net income (loss) attributable to Las Vegas Sands excluding certain nonrecurring corporate expenses, pre-opening expense, development expense, gain or loss on disposal or impairment of assets, loss on modification or early retirement of debt, other income or expense and income (loss) from discontinued operations, net of income tax. Adjusted net income (loss) and adjusted earnings

(loss) per diluted share are presented as supplemental disclosures as management believes they are (1) each widely used measures of performance by industry analysts and investors and (2) a principal basis for valuation of Integrated Resort companies, as these non-GAAP measures are considered by many as alternative measures on which to base expectations for future results. These measures also form the basis of certain internal management performance expectations.

Consolidated adjusted property EBITDA, which is a non-GAAP financial measure, is net income (loss) from continuing operations before stock-based compensation expense, corporate expense, pre-opening expense, development expense, depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal or impairment of assets, interest, other income or expense, gain or loss on modification or early retirement of debt and income taxes. Management utilizes consolidated adjusted property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Integrated Resort companies have historically reported adjusted property EBITDA as a supplemental performance measure to GAAP financial measures. In order to view the operations of their casinos on a more stand-alone basis, Integrated Resort companies, including Las Vegas Sands, have historically excluded certain expenses that do not relate to the management of specific properties, such as pre-opening expense, development expense and corporate expense, from their adjusted property EBITDA calculations. Consolidated adjusted property EBITDA should not be interpreted as an alternative to income (loss) from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with GAAP. The company has significant uses of cash flow, including capital expenditures, dividend payments, interest payments, debt principal payments and income tax payments, which are not reflected in consolidated adjusted property EBITDA. Not all companies calculate adjusted property EBITDA in the same manner. As a result, consolidated adjusted property EBITDA as presented by Las Vegas Sands may not be directly comparable to similarly titled measures presented by other companies.

Hold-normalized adjusted property EBITDA, a supplemental non-GAAP financial measure, that, in addition to the aforementioned reasons for the presentation of consolidated adjusted property EBITDA, is presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period. Hold-normalized adjusted property EBITDA is based on applying a Rolling Chip win percentage of 3.30% to the Rolling Chip volume for the quarter if the actual win percentage is outside the expected range of 3.15% to 3.45% for our Macao and Singapore properties. We do not present adjustments for Non-Rolling Chip drop for our table games play or for slots at our Macao and Singapore properties. Hold-normalized adjusted property EBITDA is also adjusted for the estimated gaming taxes, commissions paid, bad debt expense, discounts and other incentives that would have been incurred when applying the win percentages noted above to the respective gaming volumes. The hold-normalized adjusted property EBITDA measure presents a consistent measure for evaluating the operating performance of our properties from period to period.

Hold-normalized adjusted net income (loss) and hold-normalized adjusted earnings (loss) per diluted share are additional supplemental non-GAAP financial measures that, in addition to the aforementioned reasons for the presentation of adjusted net income (loss) and adjusted earnings (loss) per diluted share, are presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period.

The company may also present the above items on a constant currency basis. This information is a non-GAAP financial measure that is calculated by translating current quarter local currency amounts to U.S. dollars based on prior period exchange rates. These amounts are compared to the prior period to derive non-GAAP constant-currency growth/decline. Management considers non-GAAP constant-currency growth/decline to be a useful metric to investors and management as it allows a more direct comparison of current performance to historical performance.

The company also makes reference to adjusted property EBITDA margin and hold-normalized adjusted property EBITDA margin, which are calculated using the aforementioned non-GAAP financial measures.

Exhibit 1
Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenues:
Casino	$654	$651	$2,627	$2,892
Rooms	154	104	469	415
Food and beverage	103	51	301	199
Mall	164	180	580	649
Convention, retail and other	42	22	133	79
Net revenues	1,117	1,008	4,110	4,234
Operating expenses:
Resort operations	908	761	3,411	3,460
Corporate	68	42	235	211
Pre-opening	2	4	13	19
Development	35	50	143	109
Depreciation and amortization	256	266	1,036	1,041
Amortization of leasehold interests in land	13	14	55	56
Loss on disposal or impairment of assets	1	9	9	27
	1,283	1,146	4,902	4,923
Operating loss	(166)	(138)	(792)	(689)
Other income (expense):
Interest income	60	1	116	4
Interest expense, net of amounts capitalized	(201)	(152)	(702)	(621)
Other income (expense)	20	(12)	(9)	(31)
Loss on modification or early retirement of debt	—	—	—	(137)
Loss from continuing operations before income taxes	(287)	(301)	(1,387)	(1,474)
Income tax (expense) benefit	18	(14)	(154)	5
Net loss from continuing operations	(269)	(315)	(1,541)	(1,469)
Discontinued operations:
Income from operations of discontinued operations, net of tax	—	118	46	193
Gain on disposal of discontinued operations, net of tax	—	—	2,861	—
Adjustment to gain on disposal of discontinued operations, net of tax	(5)	—	(9)	—
Income (loss) from discontinued operations, net of tax	(5)	118	2,898	193
Net income (loss)	(274)	(197)	1,357	(1,276)
Net loss attributable to noncontrolling interests	105	74	475	315
Net income (loss) attributable to Las Vegas Sands Corp.	$(169)	$(123)	$1,832	$(961)

Earnings (loss) per share - basic and diluted:
Net loss from continuing operations	$(0.21)	$(0.32)	$(1.40)	$(1.51)
Net income (loss) from discontinued operations, net of tax	(0.01)	0.15	3.80	0.25
Net income (loss) per common share	$(0.22)	$(0.17)	$2.40	$(1.26)

Weighted average shares outstanding:
Basic and diluted	764	764	764	764

Exhibit 2
Las Vegas Sands Corp. and Subsidiaries
Net Revenues and Adjusted Property EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net Revenues
The Venetian Macao	$201	$272	$682	$1,256
The Londoner Macao	93	139	350	588
The Parisian Macao	51	67	188	357
The Plaza Macao and Four Seasons Macao	75	140	313	546
Sands Macao	17	25	65	122
Ferry Operations and Other	7	6	29	28
Macao Operations	444	649	1,627	2,897

Marina Bay Sands	682	368	2,516	1,370
Intercompany Royalties	29	17	107	83
Intersegment Eliminations(1)	(38)	(26)	(140)	(116)
	$1,117	$1,008	$4,110	$4,234

Adjusted Property EBITDA
The Venetian Macao	$14	$67	$(25)	$297
The Londoner Macao	(42)	(23)	(189)	(84)
The Parisian Macao	(26)	(14)	(103)	(17)
The Plaza Macao and Four Seasons Macao	26	63	81	219
Sands Macao	(20)	(17)	(81)	(69)
Ferry Operations and Other	(3)	(2)	(7)	(8)
Macao Operations	(51)	74	(324)	338

Marina Bay Sands	273	177	1,056	448
	$222	$251	$732	$786

Adjusted Property EBITDA as a Percentage of Net Revenues
The Venetian Macao	7.0%	24.6%		23.6%
The Londoner Macao
The Parisian Macao
The Plaza Macao and Four Seasons Macao	34.7%	45.0%	25.9%	40.1%
Sands Macao
Ferry Operations and Other
Macao Operations		11.4%		11.7%

Marina Bay Sands	40.0%	48.1%	42.0%	32.7%

Total	19.9%	24.9%	17.8%	18.6%
____________________

Note:	The sale of the Las Vegas Operating Properties closed on February 23, 2022. The information for the three months ended December 31, 2021 and for the years ended December 31, 2022 and 2021, excludes the results of the Las Vegas Operating Properties, as they are classified as a discontinued operation.
(1)	Intersegment eliminations include royalties and other intercompany services.

Exhibit 3
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following is a reconciliation of Net Loss from Continuing Operations to Consolidated Adjusted Property EBITDA and Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net loss from continuing operations	$(269)	$(315)	$(1,541)	$(1,469)
Add (deduct):
Income tax expense (benefit)	(18)	14	154	(5)
Loss on modification or early retirement of debt	—	—	—	137
Other (income) expense	(20)	12	9	31
Interest expense, net of amounts capitalized	201	152	702	621
Interest income	(60)	(1)	(116)	(4)
Loss on disposal or impairment of assets	1	9	9	27
Amortization of leasehold interests in land	13	14	55	56
Depreciation and amortization	256	266	1,036	1,041
Development expense	35	50	143	109
Pre-opening expense	2	4	13	19
Stock-based compensation (1)	13	4	33	12
Corporate expense	68	42	235	211
Consolidated Adjusted Property EBITDA	$222	$251	$732	$786

Hold-normalized casino revenue (2)	134	(15)
Hold-normalized casino expense (2)	(27)	(2)
Consolidated Hold-Normalized Adjusted Property EBITDA	$329	$234
____________________

Note:	The sale of the Las Vegas Operating Properties closed on February 23, 2022. The information for the three months ended December 31, 2021 and for the years ended December 31, 2022 and 2021, excludes the results of the Las Vegas Operating Properties, as they are classified as a discontinued operation.
(1)
During the three months ended December 31, 2022 and 2021, the company recorded stock-based compensation expense of $23 million and $10 million, respectively, of which $10 million and $6 million, respectively, is included in corporate expense on the company's condensed consolidated statements of operations. During the years ended December 31, 2022 and 2021, the company recorded stock-based compensation expense of $70 million and $27 million, respectively, of which $37 million and $15 million, respectively, is included in corporate expense on the company's condensed consolidated statements of operations.

(2)	See Exhibit 4.

Exhibit 4
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following are reconciliations of Adjusted Property EBITDA to Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended December 31, 2022

				Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue (1)	Expense (2)	EBITDA
Macao Operations	$(51)	$(10)	$4	$(57)
Marina Bay Sands	273	144	(31)	386
	$222	$134	$(27)	$329

	Three Months Ended December 31, 2021

				Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue (1)	Expense (2)	EBITDA
Macao Operations	$74	$24	$(9)	$89
Marina Bay Sands	177	(39)	7	145
	$251	$(15)	$(2)	$234
____________________

Note:	The sale of the Las Vegas Operating Properties closed on February 23, 2022. The information for the three months ended December 31, 2021, excludes the results of the Las Vegas Operating Properties, as they are classified as a discontinued operation.
(1)	This represents the estimated incremental casino revenue related to Rolling Chip volume play that would have been earned or lost had the company’s current period win percentage equaled 3.30%. This calculation will only be applied if the current period win percentage is outside the expected range of 3.15% to 3.45%.

These amounts have been offset by the estimated commissions paid and discounts and other incentives rebated directly or indirectly to customers.
(2)	This represents the estimated incremental expenses (gaming taxes and bad debt expense) that would have been incurred or avoided on the incremental casino revenue calculated in (1) above.

Exhibit 5
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions, except per share data)
(Unaudited)

The following is a reconciliation of Net Income (Loss) Attributable to LVS to Adjusted Net Loss and Hold-Normalized Adjusted Net Loss:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income (loss) attributable to LVS	$(169)	$(123)	$1,832	$(961)

Pre-opening expense	2	4	13	19
Development expense	35	50	143	109
Loss on disposal or impairment of assets	1	9	9	27
Other (income) expense	(20)	12	9	31
Loss on modification or early retirement of debt	—	—	—	137
(Income) loss from discontinued operations, net of tax	5	(118)	(2,898)	(193)
Income tax impact on net income adjustments (1)	(7)	3	(26)	(11)
Noncontrolling interest impact on net income adjustments	11	(6)	—	(61)
Adjusted net loss from continuing operations attributable to LVS	$(142)	$(169)	$(918)	$(903)

Hold-normalized casino revenue (2)	134	(15)
Hold-normalized casino expense (2)	(27)	(2)
Income tax impact on hold adjustments (1)	(19)	5
Noncontrolling interest impact on hold adjustments	2	(5)
Hold-normalized adjusted net loss from continuing operations attributable to LVS	$(52)	$(186)

The following is a reconciliation of Diluted Income (Loss) per Share to Adjusted Loss per Diluted Share and Hold-Normalized Adjusted Loss per Diluted Share:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Per diluted share of common stock:
Net income (loss) attributable to LVS	$(0.22)	$(0.17)	$2.40	$(1.26)

Pre-opening expense	—	0.01	0.01	0.02
Development expense	0.05	0.07	0.19	0.14
Loss on disposal or impairment of assets	—	0.01	0.01	0.04
Other (income) expense	(0.03)	0.02	0.01	0.04
Loss on modification or early retirement of debt	—	—	—	0.18
(Income) loss from discontinued operations, net of tax	0.01	(0.15)	(3.79)	(0.25)
Income tax impact on net income adjustments	(0.01)	—	(0.03)	(0.01)
Noncontrolling interest impact on net income adjustments	0.01	(0.01)	—	(0.08)
Adjusted loss per diluted share from continuing operations	$(0.19)	$(0.22)	$(1.20)	$(1.18)

Hold-normalized casino revenue	0.18	(0.02)
Hold-normalized casino expense	(0.04)	—
Income tax impact on hold adjustments	(0.02)	0.01
Noncontrolling interest impact on hold adjustments	—	(0.01)
Hold-normalized adjusted loss per diluted share from continuing operations	$(0.07)	$(0.24)

Weighted average diluted shares outstanding	764	764	764	764
____________________

(1)	The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.
(2)	See Exhibit 4.

Exhibit 6
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Casino Statistics:
The Venetian Macao:
Table games win per unit per day (1)	$2,496	$3,679	$2,255	$4,625
Slot machine win per unit per day (2)	$90	$156	$87	$162
Average number of table games	626	634	626	629
Average number of slot machines	1,523	1,368	1,435	1,216

The Londoner Macao:
Table games win per unit per day (1)	$1,443	$2,600	$1,449	$2,869
Slot machine win per unit per day (2)	$39	$92	$48	$101
Average number of table games	472	478	473	475
Average number of slot machines	1,360	1,155	1,366	998

The Parisian Macao:
Table games win per unit per day (1)	$1,528	$1,928	$1,417	$2,793
Slot machine win per unit per day (2)	$30	$62	$29	$73
Average number of table games	269	273	269	270
Average number of slot machines	1,115	1,066	1,110	960

The Plaza Macao and Four Seasons Macao:
Table games win per unit per day (1)	$2,697	$6,506	$3,919	$7,544
Slot machine win per unit per day (2)	$44	$46	$41	$57
Average number of table games	142	142	142	142
Average number of slot machines	100	167	135	117

Sands Macao:
Table games win per unit per day (1)	$759	$1,556	$934	$2,139
Slot machine win per unit per day (2)	$45	$44	$50	$83
Average number of table games	152	157	153	155
Average number of slot machines	765	695	731	608

Marina Bay Sands:
Table games win per unit per day (1)	$7,832	$3,828	$7,849	$3,262
Slot machine win per unit per day (2)	$757	$649	$724	$756
Average number of table games	505	514	517	549
Average number of slot machines	2,891	1,967	2,670	1,913

Las Vegas Operating Properties(3):
Table games win per unit per day (1)			$3,355	$3,913
Slot machine win per unit per day (2)			$518	$555
Average number of table games			197	188
Average number of slot machines			1,778	1,609
____________________

Note:	These casino statistics exclude slot machines shutdown in 2022 and 2021 due to social distancing measures implemented as a result of the COVID-19 pandemic. In response to a government mandate, our Macao casinos were ordered to close from July 11, 2022 to July 22, 2022.
(1)	Table games win per unit per day is shown before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.
(2)	Slot machine win per unit per day is shown before deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.
(3)	The sale of the Las Vegas Operating Properties closed on February 23, 2022. The Las Vegas Operating Properties are classified as a discontinued operation.

Exhibit 7
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Venetian Macao	December 31,
(Dollars in millions)	2022	2021	Change
Revenues:
Casino	$130	$195	$(65)
Rooms	17	16	1
Food and Beverage	5	5	—
Mall	43	51	(8)
Convention, Retail and Other	6	5	1
Net Revenues	$201	$272	$(71)

Adjusted Property EBITDA	$14	$67	$(53)
EBITDA Margin %	7.0%	24.6%	(17.6)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$197	$890	$(693)
Rolling Chip Win %(1)	5.56%	3.36%	2.20	pts

Non-Rolling Chip Drop	$491	$695	$(204)
Non-Rolling Chip Win %	27.0%	26.6%	0.4	pts

Slot Handle	$296	$466	$(170)
Slot Hold %	4.2%	4.2%	—	pts

Hotel Statistics

Occupancy %	50.2%	44.2%	6.0	pts
Average Daily Rate (ADR)	$145	$156	$(11)
Revenue per Available Room (RevPAR)	$73	$69	$4

____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2021 and 2022. Rooms utilized to house team members due to travel restrictions during 2022 were excluded from the calculation of hotel statistics above.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Londoner Macao	December 31,
(Dollars in millions)	2022	2021	Change
Revenues:
Casino	$49	$92	$(43)
Rooms	18	21	(3)
Food and Beverage	7	8	(1)
Mall	12	13	(1)
Convention, Retail and Other	7	5	2
Net Revenues	$93	$139	$(46)

Adjusted Property EBITDA	$(42)	$(23)	$(19)

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$165	$759	$(594)
Rolling Chip Win %(1)	6.36%	2.60%	3.76	pts

Non-Rolling Chip Drop	$252	$408	$(156)
Non-Rolling Chip Win %	20.7%	23.2%	(2.5)	pts

Slot Handle	$172	$254	$(82)
Slot Hold %	2.9%	3.9%	(1.0)	pts

Hotel Statistics

Occupancy %	30.7%	41.5%	(10.8)	pts
Average Daily Rate (ADR)	$171	$166	$5
Revenue per Available Room (RevPAR)	$52	$69	$(17)
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2021 and 2022. Rooms utilized for government quarantine purposes and to house team members due to travel and quarantine restrictions during 2021 and 2022 were excluded from the calculation of hotel statistics above.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Parisian Macao	December 31,
(Dollars in millions)	2022	2021	Change
Revenues:
Casino	$33	$41	$(8)
Rooms	10	13	(3)
Food and Beverage	3	4	(1)
Mall	5	9	(4)
Convention, Retail and Other	—	—	—
Net Revenues	$51	$67	$(16)

Adjusted Property EBITDA	$(26)	$(14)	$(12)

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$48	$181	$(133)
Rolling Chip Win %(1)	11.98%	(4.77)%	16.75	pts

Non-Rolling Chip Drop	$123	$242	$(119)
Non-Rolling Chip Win %	26.1%	23.5%	2.6	pts

Slot Handle	$85	$167	$(82)
Slot Hold %	3.6%	3.6%	—	pts

Hotel Statistics

Occupancy %	36.1%	50.8%	(14.7)	pts
Average Daily Rate (ADR)	$117	$119	$(2)
Revenue per Available Room (RevPAR)	$42	$60	$(18)
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2021 and 2022. Rooms utilized for government quarantine purposes and to house team members due to travel and quarantine restrictions during 2022 were excluded from the calculation of hotel statistics above.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Plaza Macao and Four Seasons Macao	December 31,
(Dollars in millions)	2022	2021	Change
Revenues:
Casino	$26	$65	$(39)
Rooms	9	11	(2)
Food and Beverage	3	5	(2)
Mall	37	59	(22)
Net Revenues	$75	$140	$(65)

Adjusted Property EBITDA	$26	$63	$(37)
EBITDA Margin %	34.7%	45.0%	(10.3)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$177	$386	$(209)
Rolling Chip Win %(1)	1.34%	1.97%	(0.63)	pts

Non-Rolling Chip Drop	$144	$265	$(121)
Non-Rolling Chip Win %	22.7%	29.1%	(6.4)	pts

Slot Handle	$5	$13	$(8)
Slot Hold %	8.4%	5.3%	3.1	pts

Hotel Statistics

Occupancy %	31.0%	43.9%	(12.9)	pts
Average Daily Rate (ADR)	$453	$437	$16
Revenue per Available Room (RevPAR)	$140	$192	$(52)
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2021 and 2022. Rooms utilized to house team members due to travel restrictions during 2021 and 2022 were excluded from the calculation of hotel statistics above.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Macao	December 31,
(Dollars in millions)	2022	2021	Change
Revenues:
Casino	$14	$21	$(7)
Rooms	1	3	(2)
Food and Beverage	1	1	—
Mall	—	—	—
Convention, Retail and Other	1	—	1
Net Revenues	$17	$25	$(8)

Adjusted Property EBITDA	$(20)	$(17)	$(3)

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$30	$120	$(90)
Rolling Chip Win %(1)	2.34%	3.65%	(1.31)	pts

Non-Rolling Chip Drop	$56	$91	$(35)
Non-Rolling Chip Win %	17.6%	19.8%	(2.2)	pts

Slot Handle	$93	$140	$(47)
Slot Hold %	3.4%	2.0%	1.4	pts

Hotel Statistics

Occupancy %	44.1%	67.0%	(22.9)	pts
Average Daily Rate (ADR)	$151	$139	$12
Revenue per Available Room (RevPAR)	$67	$93	$(26)
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2021 and 2022. Rooms utilized to house team members due to travel and quarantine restrictions during 2022 were excluded from the calculation of hotel statistics above.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Marina Bay Sands	December 31,
(Dollars in millions)	2022	2021	Change
Revenues:
Casino	$402	$237	$165
Rooms	99	40	59
Food and Beverage	84	28	56
Mall	67	49	18
Convention, Retail and Other	30	14	16
Net Revenues	$682	$368	$314

Adjusted Property EBITDA	$273	$177	$96
EBITDA Margin %	40.0%	48.1%	(8.1)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$7,093	$1,318	$5,775
Rolling Chip Win %(1)	1.24%	6.32%	(5.08)	pts

Non-Rolling Chip Drop	$1,450	$814	$636
Non-Rolling Chip Win %	19.0%	12.0%	7.0	pts

Slot Handle	$4,750	$2,876	$1,874
Slot Hold %	4.2%	4.1%	0.1	pts

Hotel Statistics (2)

Occupancy %	98.3%	79.1%	19.2	pts
Average Daily Rate (ADR)	$550	$259	$291
Revenue per Available Room (RevPAR)	$541	$205	$336
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2021.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).
(2)	During the three months ended December 31, 2022, approximately 500 rooms were under construction for renovation purposes.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Asian Retail Mall Operations
(Unaudited)

	For The Three Months Ended December 31, 2022					TTM December 31, 2022
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)
Shoppes at Venetian	$43	$38	88.4%	813,832	81.0%	$932

Shoppes at Four Seasons
Luxury Retail	25	23	92.0%	129,932	100.0%	5,546
Other Stores	12	10	83.3%	118,742	86.7%	1,612
Total	37	33	89.2%	248,674	93.6%	3,806

Shoppes at Londoner	12	9	75.0%	610,238	54.7%	1,139

Shoppes at Parisian	5	3	60.0%	296,322	67.6%	338

Total Cotai Strip in Macao	97	83	85.6%	1,969,066	72.4%	1,421

The Shoppes at Marina Bay Sands	67	61	91.0%	622,007	99.5%	2,596

Total	$164	$144	87.8%	2,591,073	78.9%	$1,801
____________________

Note:	This table excludes the results of our mall operations at Sands Macao. As a result of the COVID-19 pandemic, tenants were provided rent concessions of $9 million at our Macao properties.
(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.